                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                     Rawlings Sporting Goods Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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

                      RAWLINGS SPORTING GOODS COMPANY, INC.
                              1859 INTERTECH DRIVE
                             FENTON, MISSOURI 63026



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The Annual Meeting of Stockholders of Rawlings Sporting Goods Company, Inc. (the "Company") will be held at Maritz, Inc., 1355 North Highway Drive, Fenton, Missouri 63099 on May 15, 2001 at 9:30 a.m., Central Time, to consider and take action with respect to the following:

         1. The election of three Directors to serve until the annual meeting following the Company's fiscal year ending August 31, 2003.

         2. The approval of an amendment to the Company's 1994 Non-Employee Directors' Stock Plan, to increase the total number of shares of the Company's Common Stock available for issuance thereunder from 50,000 to 250,000.

         3. The consideration of whether to retain the Rights Agreement, dated July 1, 1994.

         4. The ratification of the Board of Directors' selection of Arthur Andersen LLP as independent public accountants of the Company for the Company's fiscal year ending August 31, 2001.

         5. The conduct of such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Stockholders of record at the close of business on March 19, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         All stockholders are cordially invited to attend the meeting.


                                            By Order of the Board of Directors



                                                       Howard B. Keene
                                                           Secretary


Dated:    April __, 2001




--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.

               PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

--------------------------------------------------------------------------------

                      RAWLINGS SPORTING GOODS COMPANY, INC.
                              1859 INTERTECH DRIVE
                             FENTON, MISSOURI 63026


                                 PROXY STATEMENT

                            MAILED ON APRIL __, 2001

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rawlings Sporting Goods Company, Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held on May 15, 2001 and at any adjournments thereof. The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders (the "Notice") which accompanies this Proxy Statement.

         The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph, and the Company may pay persons holding shares for others their expenses in sending proxy materials to their principals.


                      VOTING SECURITIES AND VOTES REQUIRED

         Only stockholders of record at the close of business on March 19, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 7,984,893 shares of Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote.

         The holders of record of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or withhold a vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

         Each candidate for election as a Director must receive a plurality of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote at the Annual Meeting, provided a quorum is present, is required (i) to approve the amendment of the Company's 1994 Non-Employee Directors' Stock Plan, to increase the total number of shares of Common Stock available for issuance thereunder from 50,000 to 250,000 (Item 2) and (ii) to ratify the Board of Directors' selection of Arthur Andersen LLP as independent public accountants of the Company for the Company's fiscal year ending August 31, 2001 (Item 4), as well as to approve any other matter that may properly come before the Annual Meeting. The affirmative vote of the holders of a majority of the shares voted with respect to consideration of the retention of the Company's Rights Agreement is required to approve retention of such Rights Agreement (Item
3).

         Shares represented by proxies which are marked "WITHHELD" with regard to the election of Directors will be excluded entirely from the vote and will have no effect. Shares represented by proxies which are marked "ABSTAIN" with respect to the other matters presented for consideration at the Annual Meeting (including Items 2, 3, and 4) will be considered present in person or represented by proxy at the meeting and, accordingly, will have the effect of a negative vote because those matters each require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions with respect to a particular matter ("broker non-votes"), those shares will have no effect on the outcome of such matter.

         Shares entitled to vote represented by proxies which are properly executed and returned before the Annual Meeting will be voted at the Annual Meeting as directed therein. If no vote is specified therein, the shares will be voted "FOR" the election of the Directors named as nominees in the Proxy Statement; "FOR" approval of the amendment of the Company's 1994 Non-Employee Directors' Stock Plan; and "FOR" the ratification of the selection of Arthur Andersen LLP as independent public accountants of the Company for the Company's fiscal year ending August 31, 2001.

         The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders insofar as the proxies are not limited to the contrary. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by delivering to any of the persons named as proxies, or to the Company addressed to the Secretary, an instrument revoking the proxy, by appearing at the Annual Meeting and voting in person or by executing a later dated proxy which is exercised at the Annual Meeting.


                             PRINCIPAL STOCKHOLDERS

         The stockholders named in the following table are the only stockholders known to the Company to be the beneficial owners of five percent (5%) or more of the Company's Common Stock as of December 31, 2000. For purposes of this table, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, a security or the power to dispose, or to direct the disposition, of a security.


                     NAME AND ADDRESS OF                 AMOUNT AND NATURE OF              PERCENT
                      BENEFICIAL OWNERS                  BENEFICIAL OWNERSHIP              OF CLASS
                      -----------------                  --------------------              --------
             First Pacific Advisors, Inc.                     893,500(1)                    11.2%
             11400 West Olympic Boulevard
             Suite 1200
             Los Angeles, California 90064

             Bull Run Corporation                             806,500(2)                    10.2%
             4370 Peachtree Rd. NE
             Atlanta, Georgia 30319

(1) This amount, as reflected in an amended report on Schedule 13G dated February 9, 2001, consists of no sole voting power, shared voting power with respect to 404,400 shares, no sole dispositive power and shared dispositive power with respect to 893,500 shares.
(2) This amount, as reflected in an amended report on Schedule 13D dated January 20, 2000, does not include 925,804 shares of Common Stock issuable to Bull Run Corporation upon exercise of a Common Stock Purchase Warrant which is not currently exercisable. Robert S. Prather, Jr. is the President and Chief Executive Officer of Bull Run Corporation. Pursuant to a Standstill Agreement, dated November 21, 1997, as amended, between the Company and Bull Run Corporation, Bull Run Corporation is entitled to select two nominees to the Board of Directors of the Company. Mr. Prather and Mr. Host were selected by Bull Run Corporation as its nominees and appointed to the Board of Directors.

                          STOCK OWNERSHIP OF DIRECTORS,
                THE NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

         The following table and notes thereto set forth information, as of December 31, 2000, with respect to the beneficial ownership of shares of Common Stock by each Director, each person nominated by the Board for election to the Board of Directors and each Executive Officer named in the Summary Compensation Table and by the Directors and Executive Officers of the Company, as a group, based upon information furnished to the Company by such persons:

                         AMOUNT OF BENEFICIAL OWNERSHIP
                           AS OF DECEMBER 31, 2000(1)


                                            AMOUNT AND NATURE OF            PERCENT
NAME OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP          OF CLASS
------------------------                     --------------------          --------
Andrew N. Baur (d)                                  36,007   (2)               *
Linda L. Griggs (d)                                 10,861   (3)               *
Jonathan C. Hodgins                                 26,360   (4)               *
W. James Host (d)                                        0                     *
Howard B. Keene                                    116,048   (5)               1.4%
Michael L. Luetkemeyer                               5,000                     *
Michael McDonnell (d)                               85,610   (6)               1.0%
Stan W. Morrison                                    23,216   (7)               *
Stephen M. O'Hara (d)                              268,267   (8)               3.3%
Robert S. Prather, Jr. (d)                         816,791   (9)              10.2%
William C. Robinson (d)                             44,028  (10)               *

All Current Directors and Executive
Officers as a Group (13 persons)                 1,628,804  (11)              20.6%
------------------------------

(d)  Director
*     Less than 1%

(1) Each Director and Executive Officer owning shares listed or included in this table exercises sole voting and dispositive power over such shares, except as otherwise indicated in footnotes (2) through (11). Included in the table are shares underlying options that are exercisable within sixty days after December 31, 2000.
(2) This amount includes 6,750 shares of Common Stock underlying options granted under the Rawlings Sporting Goods Company, Inc. Non-Employee Directors' Stock Plans ("Directors' Plan") and 11,257 shares of Common Stock Mr. Baur is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.
(3) This amount includes 4,750 shares of Common Stock underlying options granted under the Directors' Plan and 5,611 shares of Common Stock Ms. Griggs is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.
(4) This amount includes 25,000 shares of Common Stock underlying options granted under the Rawlings Sporting Goods Company, Inc. 1994 Long-Term Incentive Plan (the "Stock Option Plan") and 1,360 shares of Common Stock beneficially owned under the Rawlings Sporting Goods Company, Inc. Savings Plan (the "401(k) Plan") as to which Mr. Hodgins has sole voting and dispositive power.
(5) This amount includes 100,745 shares of Common Stock underlying options granted under the Stock Option Plan and 15,303 shares beneficially owned under the 401(k) Plan as to which Mr. Keene has sole voting and dispositive power.
(6) This amount includes 6,750 shares of Common Stock underlying options granted under the Directors' Plan and 10,860 shares of Common Stock Mr. McDonnell is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.
(7) This amount includes 18,334 shares of Common Stock underlying options granted under the Stock Option Plan, and 736 shares of Common Stock beneficially owned under the 401(k) Plan as to which Mr. Morrison has sole voting and dispositive power.

(8) This amount includes 227,790 shares underlying options granted under Mr. O'Hara's employment agreement and 4,831 shares beneficially owned under the 401(k) Plan as to which Mr. O'Hara has sole voting and dispositive power.
(9) This amount does not include Common Stock which may be purchased by Bull Run Corporation pursuant to Common Stock Purchase Warrants because such Warrants are not currently exercisable. Mr. Prather is President and Chief Executive Officer of Bull Run Corporation but does not have sole voting and dispositive power over shares held by Bull Run Corporation. This amount includes 2,375 shares of Common Stock underlying options granted under the Director's Plan and 5,716 shares of Common Stock Mr. Prather is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.
(10) This amount includes 6,750 shares of Common Stock underlying options granted under the Directors' Plan and 5,778 shares of Common Stock Mr. Robinson is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.
(11) This amount includes options to purchase an aggregate of 547,677 shares previously granted to such persons under compensatory stock plans of the Company.

                         ITEM 1 -- ELECTION OF DIRECTORS

         At the Annual Meeting, three Directors will be elected for a term expiring at the annual meeting following the Company's fiscal year ending August 31, 2003. Andrew N. Baur, Stephen M. O'Hara, and Robert S. Prather, Jr. have informed the Company they are willing to serve for the term to which they are nominated if they are elected. If any of these nominees should become unavailable for election or is unable to serve as a Director, the shares represented by proxies voted in favor of him will be voted for any substitute nominee as may be named by the Board of Directors. The candidate for election as a Director must receive a plurality of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting.

         The ages, terms of office and certain other information as of August 31, 2000 with respect to Andrew N. Baur, Stephen M. O'Hara, and Robert S. Prather, Jr., and each of the other persons serving as Directors are as follows:


          INFORMATION CONCERNING THE NOMINEES FOR TERM EXPIRING AT THE
            ANNUAL MEETING OF STOCKHOLDERS FOLLOWING THE FISCAL YEAR
                             ENDING AUGUST 31, 2003


                                                                                              TERM EXPIRES AT
                                                                                              ANNUAL MEETING
                                                                                              OF STOCKHOLDERS
                                                                                                 FOLLOWING
                                                                      SERVED AS               THE FISCAL YEAR
NAME, AGE AND PRINCIPAL OCCUPATION                                  DIRECTOR SINCE           ENDING AUGUST 31,
----------------------------------                                  --------------           -----------------
ANDREW N. BAUR, 56                                                       1994                      2003
         Chairman of Mississippi Valley Bancshares, a bank
         holding company, and Chairman of Southwest Bank of
         St. Louis, the bank subsidiary of Mississippi Valley
         Bancshares, since 1984; Secretary and Treasurer and
         part owner of the St. Louis Cardinals Major League
         Baseball team since 1996.

STEPHEN M. O'HARA, 45                                                    1998                      2003
         Chairman of the Board and Chief Executive Officer of
         the Company since November 2, 1998; previously since
         1994 President of Specialty Catalog Corp., a direct
         marketer targeting niche consumer products; director
         of Angelica Corporation.

ROBERT S. PRATHER, JR., 56                                               1998                      2003
         President and Chief Executive Officer of Bull Run
         Corporation since 1992; director of Gray
         Communications Systems, Inc. since 1993 and interim
         Executive Vice President-Acquisitions since 1996;
         Chairman of the Board of Phoenix Corporation, a steel
         service center, from 1980 to 1992.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ANDREW N. BAUR, STEPHEN M. O'HARA, AND ROBERT S. PRATHER, JR., AS DIRECTORS OF THE COMPANY.

                   INFORMATION CONCERNING REMAINING DIRECTORS


                                                                                              TERM EXPIRES AT
                                                                                              ANNUAL MEETING
                                                                                              OF STOCKHOLDERS
                                                                                                 FOLLOWING
                                                                      SERVED AS               THE FISCAL YEAR
NAME, AGE AND PRINCIPAL OCCUPATION                                  DIRECTOR SINCE           ENDING AUGUST 31,
----------------------------------                                  --------------           -----------------
LINDA L. GRIGGS, 51                                                      1996                      2001
         Partner in the Business  and Finance  Section of the
         law firm of Morgan, Lewis & Bockius LLP.

WILLIAM C. ROBINSON, 50                                                  1994                      2001
         President of The Treehouse Florida Fancy Inc. since
         1990; a consultant to F.W. Woolworth Co. from 1988 to
         1990; President and Chief Executive Officer of Robby's
         Sports, a 49 store sporting goods retail chain, from
         1973 to 1988.

W. JAMES HOST, 62                                                        2000                      2002
         Chief  Executive  Officer  of  Host  Communications,
         Inc., since 1972;  director of Bull Run Corporation,
         since 1999.

MICHAEL McDONNELL, 61                                                    1994                      2002
         President of Rock Island Corporation, a holding
         company for the distribution of hardware and the
         manufacturing of building products, since 1980; part
         owner of the St. Louis Cardinals Major League Baseball
         team since 1996.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

         The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not less than one and no more than ten members as shall be determined from time to time by vote of a majority of the Directors then in office. Since the Company's 2000 Annual Meeting of Stockholders, the Board of Directors consisted of seven members. Article Six of the Company's Certificate of Incorporation provides that from and after the first annual meeting of the stockholders the Company's Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of Directors constituting the Board permits. The members of each class are elected to serve for a term of three years and until their successors are duly elected and qualified, or until a member's death, resignation or removal.

         Under the present schedule, regular meetings of the Board of Directors are held four times each year and additional special meetings are called whenever necessary. The Board met eight times during the fiscal year ended August 31, 2000. All of the Directors attended at least 75% of the meetings of the Board of Directors occurring during their respective terms and of the committees of the Board of Directors on which they served at the time of such meetings which were held during the fiscal year ended August 31, 2000.

         The Board of Directors has established an Audit Committee consisting of Andrew N. Baur, Linda L. Griggs and Robert S. Prather, Jr. Mr. Baur serves as Chairman of the Audit Committee. The Audit Committee is authorized to recommend to the Company's Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and to review the planned scope of the annual external audits, the independent accountants' report to management and management's responses thereto. Each of those directors qualifies as an independent member of the Audit Committee under the rules of the National Association of Securities Dealers, Inc. On May 1, 2000, the Board of Directors adopted a written charter for the Audit Committee, setting forth its responsibilities. A copy of the charter is included in this Proxy Statement as Appendix A. The Audit Committee met once during the fiscal year ended August 31, 2000. For more information regarding this committee, see "Audit Committee Report" on page 17.

         The Board of Directors has established a Finance Committee consisting of Andrew N. Baur, Linda L. Griggs, Michael McDonnell and William C. Robinson. Mr. Baur serves as Chairman of the Finance Committee. The Finance Committee is authorized to review acquisition prospects and capital expenditures in excess of $500,000 and report to the Board of Directors. The Finance Committee met ten times during the fiscal year ended August 31, 2000.

         The Board of Directors has also established a Compensation Committee consisting of Michael McDonnell, William C. Robinson and W. James Host. Mr. Robinson serves as Chairman of the Compensation Committee. The Compensation Committee is authorized to establish remuneration levels for Executive Officers, review the performance of the Chief Executive Officer, review management organization and development, review significant non-equity based employee benefit and executive compensation programs and establish and administer equity-based executive compensation programs, including the Stock Option Plan. The Compensation Committee met once during the fiscal year ended August 31, 2000. For more information regarding this committee, see "Compensation Committee Report on Executive Compensation" on page 9.

         The Board of Directors has not established a nominating committee.

         The Bylaws provide that, unless nominated by the Board of Directors, no person may be elected a director unless notice in writing of such person's nomination by a beneficial or record owner of common stock of the Company shall be received by the Secretary of the Company not less than sixty days prior to the first anniversary of the preceding year's annual meeting; provided that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder must be delivered not later than the close of business on the later of (i) the sixtieth day prior to such annual meeting, or (ii) the tenth day following the date on which public announcement of the date of such meeting is first made. Such notice must set forth (a) the name and address of the nominating stockholder and of the nominee, (b) a representation that such stockholder is a beneficial or record owner of stock of the Company entitled to vote in the election of directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) the name and address of the record holder of the stock as it appears in the Company's books and of the beneficial owners thereof, if any, on whose behalf the nomination is made, (d) the class and number of shares which are owned beneficially and of record by the nominating stockholders and each proposed nominee, (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder, (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the SEC pursuant to Regulation 14A promulgated under the Exchange Act had the nominee been nominated or intended to be nominated by the Board of Directors, and (g) the consent of each nominee to serve as a director of the Company if elected.


                            COMPENSATION OF DIRECTORS

         The Company's Directors, except for those who are also employees of the Company, receive an annual retainer fee of $15,000 for service as a Director. In addition, each non-employee Director receives meeting attendance fees of $1,000 per meeting for special Board meetings or Committee meetings not held in conjunction with a regular Board meeting. The directors have elected to receive in lieu of cash payment of their directors' fees a number of shares of Common Stock having a value equal to the amount of the cash fees. The Company also reimburses all of its Directors for their out-of-pocket expenses incurred in the performance of their duties as Directors of the Company.

         Pursuant to the Company's Non-Employee Directors' Stock Plans (the "Directors' Plans"), the non-employee Directors receive (i) a non-qualified stock option having an exercise price equal to the fair market value on the date of grant for 2,500 shares of the Common Stock upon their initial election or appointment and, thereafter, a non-qualified stock option for 1,000 shares of the Common Stock annually at the date of the annual meeting, except that no more than one stock option award may be granted to each non-employee Director in a given calendar year, and (ii) the right to defer receipt of fees in cash, and receive instead the right to delivery at a specified future date of that number of shares of Common Stock having a value at the time of deferral equal to the amount of cash deferred.


                             EXECUTIVE COMPENSATION

BACKGROUND

         The members of the Company's Compensation Committee during the Company's fiscal year ended August 31, 2000, who are also currently members of the Compensation Committee, were W. James Host, Michael McDonnell and William C. Robinson.

         Set forth below is the Compensation Committee's report on executive compensation.

         Notwithstanding anything to the contrary, the following report of the Compensation Committee, Audit Committee Report and the Performance Graph set forth later in this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") of the Board of Directors is charged with the responsibility to administer compensation programs for the Company's executives. To this end, the Committee has established the following fundamental philosophy for executive compensation:

                  An appropriate and significant portion of each executive's total compensation should be performance-based and linked to the creation of value for stockholders, and

                  Market practices and compensation levels must be considered when establishing an appropriate program for executives in order to assist the Company in attracting and retaining high quality talent.

         Pursuant to this philosophy, the Company's executive compensation plans have been designed to remunerate executives through three primary sources - base salary, annual cash incentives and long-term equity-oriented incentives. The entire program has been formulated so that the portion of an executive's total compensation being derived from variable, performance-based pay is greater at increasing levels of responsibilities.

         Details regarding each of the primary facets of executive compensation, along with a discussion of the awards made in fiscal 2000, follows.

         Base Salary

         The Company targets salaries for executives at the median (size-adjusted 50th percentile) of the competitive marketplace. For purposes of each of the primary facets of compensation, the competitive marketplace includes organizations of similar size in the sporting goods industry. The competitive marketplace currently consists of 15 companies, as self-selected by the Company, and is subject to occasional change as the Company or its competitors change their focus, merge or are acquired, or as new competitors emerge. These companies are some, but not all, of the companies included in the S&P Leisure Time (Products) Index which is the index used for comparison in the performance graph on page 16.

         At fiscal year-end 2000, the Company retained the consulting firm of William M. Mercer, Incorporated to perform a thorough review and analysis of the Company's executive compensation structure. The Mercer analysis provided the Committee with valuable insights and reinforced the Committee's belief that its overall approach, including its use of cash and stock incentive based compensation, was appropriate. The analysis highlighted the fact that the salaries of the Company's senior management were below market but that the annual cash incentives were above market. This finding coincides with the Committee's goal to provide an adequate incentive to key executives and to reward performance. Although the analysis found that the Company's use of stock options was significantly below the market, the Committee believes that the use of cash incentives at this time provides a better incentive.

         Annual Cash Incentives

         The Company maintains a management incentive plan whose participants include certain management employees and all of the Company's executives. The plan provides for the payment of annual cash awards based upon the achievement of specified Company goals.

         Incentive opportunities are established for each executive level at the beginning of each fiscal year, stated as a percentage of base salary. These opportunities are set at levels designed to approximate incentive opportunities for similar positions within the competitive marketplace. Actual awards earned are a function of the Company's performance; thus, actual awards to the Company's executives may be below or above actual median awards in the marketplace depending on how the Company performs.

         Annual incentives earned for fiscal 2000, as shown in the Summary Compensation Table, reflect the Committee's evaluation of the Company's performance against stated financial goals for 2000. As the Company did not achieve its planned goals (primarily based on achievement of specified net income levels), no incentive awards were granted.

         Long-Term Equity-Based Compensation

         The Company maintains a long-term incentive plan which provides for the grant of stock-based incentive awards to certain management employees and all of the Company's executives.

         The Company utilizes nonqualified stock options granted at fair market value as its primary long-term incentive. From time to time, executives are granted stock options at levels determined by the Committee based on a number of subjective factors, including among other things, a general desire to approximate median award levels within the competitive marketplace. Since the executives derive no value from the options unless the value of the Company's stock increases, these awards support the Company's objective of linking executive compensation to the creation of shareholder value.

         Awards made to the Company's executives in fiscal 2000 are believed to approximate the level of awards made to executives in similar positions within the competitive marketplace, and are not based on the number of previous stock options already held by the respective executive.

         Section 162(m)

         In December 1995, the IRS finalized rules regarding the deductibility of compensation under Internal Revenue Code Section 162(m). The rules state that compensation in excess of $1 million annually to any one executive will be non-deductible for income tax purposes unless the compensation is "performance based." At this point, none of the compensation paid by the Company to its executives is non-deductible. The Committee will monitor IRS rules and the Company's executive compensation program to ensure, to the extent appropriate, that full deductibility for such payments continues.

         Compensation of the Chief Executive Officer

         In assessing appropriate types and amounts of compensation for the Chief Executive Officer, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are the performance achieved against annual financial goals, cost improvement, the market price of the Common Stock and the Company's performance compared to the competitive marketplace. Individual factors include the CEO's initiation and implementation of successful business strategies, formation of an effective management team and various personal qualities, including leadership.

                               William C. Robinson
                                Michael McDonnell
                                  W. James Host


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As discussed above under "Compensation Committee Report," the Compensation Committee has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company's executive officers. During the fiscal year ended August 31, 2000, the members of the Compensation Committee were Michael McDonnell, W. James Host and William C. Robinson. None of the members of the Compensation Committee were, during the fiscal year ended August 31, 2000, an officer or employee of the Company or any of its subsidiaries, or otherwise were formerly an officer of the Company or any of its subsidiaries.

         Mr. Host is the Chief Executive Officer of Host Communications, Inc. During the fiscal year ended August 31, 2000, the Company purchased approximately $140,000 of catalogs, promotional items and web services from Host Communications, Inc. The Company believes that the terms and prices for these purchases are no less favorable than those obtained from unaffiliated parties.

SUMMARY OF COMPENSATION

         The following table shows information concerning compensation earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company whose salary and bonus for the twelve months ended August 31, 2000 exceeded $100,000. This information is provided for the fiscal years ended August 31, 2000, 1999 and 1998.


                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                               ANNUAL COMPENSATION                     AWARDS
                                 ------------------------------------------------  ----------------
                                                                     OTHER           SECURITIES
                                                                     ANNUAL          UNDERLYING          ALL OTHER
     NAME AND PRINCIPAL           FISCAL     SALARY     BONUS     COMPENSATION         OPTIONS         COMPENSATION
          POSITION                 YEAR         $         $            $                  #                $ (1)
---------------------------------------------------------------------------------  ----------------  ----------------
Stephen M. O'Hara (2)              2000      275,000      -                               63,940           38,250
Chairman and                       1999      229,167      -         86,759(3)            263,850           32,406
Chief Executive Officer

Howard B. Keene                    2000      163,000      -            -                  10,000            4,890
President and                      1999      161,250      -            -                  15,000            4,691
Chief Operating Officer            1998      206,072    8,126          -                  33,000            4,095

Michael L. Luetkemeyer (4)         2000      204,415      -        106,536(5)             45,000            -

Stan W. Morrison (6)               2000      160,000      -            -                  10,000            2,400
Executive Vice President           1999      145,454      -         94,338(7)             40,000              400
Sales and Marketing

Jonathan C. Hodgins                2000      150,000      -            -                   1,000            3,750
Vice President Marketing           1999      150,000      -        87,716 (8)             15,000            3,375
                                   1998      144,892      -            -                  25,000            3,000

-------------------------------------------
(1) The amounts indicated reflect 401(k) Plan contributions by the Company on behalf of executive officers O'Hara, Keene, Morrison and Hodgins of $8,250, $4,890, $2,400 and $3,750, respectively and $30,000 in premiums on a life insurance policy for Mr. O'Hara.
(2) Mr. O'Hara was selected as Chairman and Chief Executive Officer on October 15, 1998.
(3) In connection with Mr. O'Hara's relocation from Massachusetts, the Company paid $51,781 of relocation expenses (including airfare and temporary accommodation expenses in St. Louis, Missouri, real estate commissions and other costs associated with the sale of Mr. O'Hara's home and an amount equal to one month's salary for other relocation expenses). In addition, the Company paid Mr. O'Hara $15,272, which amount represents the amount recognized by Mr. O'Hara for tax purposes in connection with the Company's payment of the above-referenced relocation expenses.
(4) Mr. Luetkemeyer resigned as Chief Financial Officer as of September 25, 2000 and all options granted to Mr. Luetkemeyer have expired.
(5) Mr. Luetkemeyer lived in Florida while he served as Chief Financial Officer. In connection with Mr. Luetkemeyer's engagement the Company paid $61,808 of expenses (including airfare and temporary housing expenses in St. Louis, Missouri and an amount equal to one month's salary for other anticipated relocation expenses). In addition, the company paid Mr. Luetkemeyer $44,294, which amount represents the amount recognized by Mr. Luetkemeyer for tax purposes in connection with the Company's payment of the above-referenced expenses.
(6)      Mr. Morrison joined the Company in October 1998.

(7) In connection with Mr. Morrison's relocation, the Company paid $55,543 of relocation expenses (including airfare and temporary accommodation expenses in St. Louis, Missouri, real estate commissions and transaction associated costs and an amount equal to one month's salary for other relocation expenses). In addition, the Company paid Mr. Morrison $22,149, which amount represents the amount recognized by Mr. Morrison for tax purposes in connection with the Company's payment of the above-referenced relocation expenses.
(8) In connection with Mr. Hodgins' relocation from Canada, the Company paid $46,998 of relocation expenses that included real estate commissions on the sale of Mr. Hodgins' home as well as airfare and temporary living expenses in St. Louis, Missouri. In addition, the Company paid Mr. Hodgins $22,577, which amount represents the amount recognized by Mr. Hodgins for tax purposes in connection with the Company's payment of the above-referenced relocation expenses.

STOCK OPTIONS

         The following tables set forth certain information concerning options granted during the fiscal year ended August 31, 2000 to the Executive Officers named in the Summary Compensation Table and the number and value of the unexercised options held by such persons on August 31, 2000:

============================================================================================================================

                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR
=============================================================================================== ============================

                                                                                                POTENTIAL REALIZABLE VALUE
                                                                                                AT ASSUMED ANNUAL RATES OF
                                                                                                 STOCK PRICE APPRECIATION
       INDIVIDUAL GRANTS                                                                            FOR OPTION TERM (1)
----------------------------------------------------------------------------------------------- ----------------------------

              (A)                     (B)              (C)            (D)            (E)             (G)           (H)

                                   NUMBER OF
                                   SECURITIES      % OF TOTAL
                                   UNDERLYING     OPTIONS/SARS      EXERCISE
                                    OPTION/        GRANTED TO          OR
                                  SARS GRANTED    EMPLOYEES IN     BASE PRICE     EXPIRATION
             NAME                     (#)          FISCAL YEAR       ($/SH)          DATE          5% ($)        10% ($)
-------------------------------- --------------- ---------------- ------------- --------------- -------------- -------------
Stephen M. O'Hara                   40,000(2)                         5.4328       01/24/05         59,888        132,688
                                     1,700(2)                         5.4375       01/25/05          2,554          5,648
                                     5,274(2)                         5.314        04/18/05          7,732         17,119
                                     4,000(2)                         5.25         04/24/05          5,800         12,840
                                       600(2)                         6.875        07/25/05          1,137          2,517
                                     2,000(2)                         7.0313       07/25/05          3,877          8,577
                                     8,600(2)                         7.0625       07/25/05         16,749         37,045
                                     1,366(2)                         6.0852       07/25/05          2,301          5,074
                                       400(2)          34%            6.00         07/28/05            664          1,464
----------------------------------------------------------------------------------------------------------------------------
Howard B. Keene                     10,000(3)           5%            5.5625       05/03/10         34,975         88,675
----------------------------------------------------------------------------------------------------------------------------
                                    25,000(4)                         9.375        10/14/09        147,375        373,625
Michael L. Luetkemeyer (5)          10,000(2)                         5.375        01/19/10         33,850         85,650
                                    10,000(3)          24%            5.5625       05/03/10         34,975         88,675
----------------------------------------------------------------------------------------------------------------------------

Stan W. Morrison                    10,000(3)           5%            5.5625       05/03/10         34,975         88,675
----------------------------------------------------------------------------------------------------------------------------


Jonathan C. Hodgins                  1,000(3)          .5%            5.5625       05/03/10          3,498          8,868
============================================================================================================================

(1) The potential realizable value represents the amount each Executive Officer might realize if the stock appreciates annually at the assumed rates of 5% and 10% for the full period of the options (10 years, except the options granted to Mr. O'Hara which have a period of 5 years). The amounts represent only hypothetical values and there can be no assurance that such growth rates in stock price will be achieved. The actual amount realized by each Executive Officer will be determined at the time the options are exercised and will be based on the excess of the fair market value of the stock at the time of exercise over the exercise price.
(2) The options have an exercise price equal to the market value on the date of grant and become exercisable immediately upon grant.
(3) The options have an exercise price equal to the market price on the date of grant and become exercisable as to one-third of the initial number of underlying shares of common stock on each of the first, second, and third anniversaries of the date of grant, subject to acceleration in the event of death or disability of the optionee, a change in control (as defined in the Stock Option Plan) or as otherwise determined by the Compensation Committee.
(4) The options have an exercise price equal to the market price on the date of grant and become exercisable in 20 percent increments on each of the first, second, third, fourth and fifth anniversary dates of the date of grant.
(5) Mr. Luetkemeyer resigned as Chief Financial Officer as of September 25, 2000. Mr. Luetkemeyer's stock options terminated pursuant to their terms on December 25, 2000.

======================================================================================================================

                       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                                  OPTION/SAR VALUES
----------------------------------------------------------------------------------------------------------------------
                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING                VALUE OF UNEXERCISED
                              SHARES                      UNEXERCISED OPTIONS/SARS AT     IN-THE-MONEY OPTIONS/SARS
                             ACQUIRED                             FY-END (#)                    AT FY-END ($)
                                ON            VALUE
           NAME             EXERCISE (#)   REALIZED ($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE (1)
-----------------------  --------------- --------------- ----------------------------  ------------------------------

Stephen M. O'Hara                -0-           -0-          227,790/100,000                      33,474/0

Howard B. Keene                  -0-           -0-           100,745/31,000                       0/5,000

Michael L. Luetkemeyer           -0-           -0-            15,000/30,000                   6,875/5,000

Stan W. Morrison                 -0-           -0-            18,334/31,666                       0/5,000

Jonathan Hodgins                 -0-           -0-            25,000/16,000                         0/500
======================================================================================================================


(1) The closing price of the Common Stock on the Nasdaq National Market on August 31, 2000 was $6.0625 per share. Value is calculated by determining the difference between the option exercise price and $6.0625, multiplied by the number of shares of Common Stock underlying the options.

RETIREMENT PLANS

         All of the Executive Officers of Rawlings who were previously employees of Figgie accrued retirement income credits under Figgie's Retirement Income Plan II (the "Figgie Plan") until the date of the initial public offering of the Company's shares (the "IPO"). Such employees will receive, upon retirement, benefits accrued under the Figgie Plan up until the date of the IPO. In connection with the acquisition of the Rawlings Business from Figgie, each of the Company's employees has been given credit for vesting and eligibility to receive benefits under the Company's retirement plan for service as an employee of Figgie. In return, Figgie has provided full vesting under the Figgie Plan for all employees of Rawlings who were previously employees of Figgie.

         As of July 8, 1994, the date of the IPO, the amount of annual benefits payable upon retirement under the Figgie Plan, including accrued benefits from a prior plan which was terminated on November 21, 1988, to Mr. Keene, who was an employee of Figgie, is $9,372.

         The Company has not adopted a retirement plan.

EMPLOYMENT AGREEMENT

         The Company entered into an employment agreement with Stephen M. O'Hara in November 1998 which agreement, as amended in January 2000, provides for (i) an initial annual salary of $275,000, with an annual salary review and adjustment by the Compensation Committee, (ii) an annual bonus of up to 75% of salary, which will be based upon subjective and objective criteria established by the Compensation Committee, (iii) the issuance of stock options to purchase 250,000 shares of Common Stock having the terms discussed below, (iv) severance benefits equal to three times Mr. O'Hara's base salary at time of termination if his employment with the Company is terminated under certain circumstances following a change in control of the Company, (v) a termination benefit, unless Mr. O'Hara is terminated for cause, as defined in the employment agreement, equal to two times Mr. O'Hara's base salary at the time of termination and the continuation of certain benefits for a period of two years following such termination, provided that Mr. O'Hara may not receive such termination benefit in the event of a change in control of the Company for which Mr. O'Hara receives the benefits described below under "Severance Agreements," (vi) a $2 million life insurance policy, (vii) an automobile allowance, and (viii) certain relocation expenses and miscellaneous perquisites.

         The stock options referred to above vest over a four year period. The options that vest on the date of grant are exercisable at a price per share equal to the current market price of the Common Stock on October 30, 1998 ($10.00), and those vesting on the second, third and fourth anniversaries are exercisable at $11.00, $12.00, $13.00 and $14.00, respectively. In addition, for each share of Common Stock purchased by Mr. O'Hara, up to the first 20,000 shares purchased annually, Mr. O'Hara shall receive pursuant to the employment agreement the option to purchase two shares of Common Stock at an exercise price equal to the price at which such shares of Common Stock were purchased. During most of the Company's fiscal year 1999, Mr. O'Hara was prevented under applicable securities laws from purchasing shares of Common Stock due to the Company's then pending strategic review process. Accordingly, the Board of Directors amended the employment agreement to permit Mr. O'Hara to acquire, through the purchase of Common Stock, the number of options he was unable to obtain during fiscal 1999.

SEVERANCE AGREEMENTS

         The Company has entered into severance agreements with each of the Executive Officers named in the Summary Compensation Table which provide various severance benefits to them if their employment with the Company is terminated under certain circumstances following a change in control of the Company. The agreements provide that a change in control of the Company is deemed to have occurred if (i) a person acquires beneficial ownership of 20% or more of the Company's voting stock (33% under Mr. O'Hara's employment agreement), (ii) individuals who, at the date of the agreement or the beginning of a two-year period thereafter, constitute the Board of Directors, cease for any reason to constitute a majority of the Board, (iii) the stockholders approve a liquidation of the Company, a sale or disposition of all or substantially all of the Company's assets, or a merger, consolidation or reorganization of the Company other than one that would result in (a) the holders of the Company's voting stock continuing to own beneficially more than 50% of the outstanding stock of the resulting corporation, (b) no person who did not own voting stock prior to the transaction owning 20% or more of the outstanding stock of the resulting corporation, and (c) at least a majority of the board of directors of the resulting corporation being members of the Board of Directors of the Company at the date the severance agreement was signed or at the beginning of a two-year period thereafter that precedes the corporate transaction, or (iv) the Board concludes that the Executive Officer is entitled to the benefits because of the occurrence, threat or imminence of an event with consequences similar to the foregoing.

         Each of the agreements provides for severance payments in the event of termination of the Executive Officer's employment within a specified period after a change in control of the Company (two and one-half years for Mr. Keene and two years for other Executive Officers), unless the Executive Officer's employment is terminated by the Company or its successors for "cause" or "disability", because of the Executive Officer's death or "retirement" or by the Executive Officer's voluntary termination for other than "good reason", in each case as such terms are defined in the agreements.

The benefits consist of the following: (a) an amount equal to two times the highest annual base salary paid to the Executive Officers at any time up to the termination of such Executive Officer's employment (three times for Mr. O'Hara, two and one-half times for Mr. Keene and one-half the annual salary for Mr. Hodgins); (b) salary and bonus (prorated assuming annual bonuses were paid at the target level) to the date of termination (Mr. O'Hara would receive an amount equal to his prior year's bonus); (c) medical, dental, long-term disability and group term life insurance benefits for three years for Mr. O'Hara, two and one-half years for Mr. Keene and two years for other Executive Officers if the Executive Officer makes his or her required contribution; and (d) acceleration of the vesting of all stock options.


                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on an investment of $100 in the Common Stock on August 31, 1995 to August 31, 2000 with the cumulative total return over the same period of (i) the Nasdaq Composite Market Index and (ii) the Standard & Poor's Leisure Time Index and assumes dividend reinvestment through the fiscal year ending August 31, 2000:

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


[LINE GRAPH]

-------------------------------------------------------------------------------------------------------------------------
                                              8/31/95       8/30/96       8/29/97      8/31/98      8/31/99     8/31/00
                                            -----------------------------------------------------------------------------
Rawlings                                        $100          $102         $113         $ 96         $ 99       $ 65
-------------------------------------------------------------------------------------------------------------------------
Nasdaq Composite Market Index                    100           112          156          147          268        412
-------------------------------------------------------------------------------------------------------------------------
S&P Leisure Time (Products) Index                100            85          108           65           80        106
-------------------------------------------------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company's Board of Directors is composed of directors Baur (Chairman), Griggs and Prather. Among other things, the Board has charged the Audit Committee with general oversight responsibility for the Company's financial reporting and its internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee serves as an independent and objective party to monitor the Company's financial reporting process and internal control system. In addition, the Audit Committee reviews and appraises the audit efforts of the Company's independent accountants and provides an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors.

         Management is directly responsible for the Company's internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee reviews the results and scope of the independent audit.

         In this context, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for fiscal year 2000 with management and with Arthur Andersen LLP, the Company's independent auditors. The Audit Committee has received from management a representation that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61.

         The Audit Committee also has received from Arthur Andersen the written disclosures and the letter required by Independence Standards Board Standard No. 1 relating to auditor independence, and has discussed with Arthur Andersen the independence of Arthur Andersen.

         Based upon the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended August 31, 2000 filed with the Securities and Exchange Commission.

                                    Committee Members:

                                    Andrew N. Baur, Chairman
                                    Linda L. Griggs
                                    Robert S. Prather



ITEM 2 --  APPROVAL OF AMENDMENT TO THE 1994 NON-EMPLOYEE DIRECTORS' STOCK PLAN

GENERAL

         A second item to be acted upon at the Annual Meeting is a proposal to approve an amendment to the Rawlings Sporting Goods Company, Inc. 1994 Non-Employee Directors' Stock Plan (the "Stock Plan") to increase the number of shares of Common Stock issuable thereunder from 50,000 to 250,000. Otherwise, the Stock Plan, as amended, would remain unchanged.

         The Stock Plan, first adopted by the Board of Directors and approved by the Company's stockholders in June 1994, prior to the Company's initial public offering, is intended to promote ownership by non-employee directors of a greater proprietary interest in the Company, thereby aligning such directors' interests more closely with the interests of the stockholders of the Company, and to assist the Company in attracting and retaining highly qualified persons to serve as non-employee directors.

         In 1999, the Board of Directors adopted a policy whereby the Company would pay all directors' fees in Common Stock in lieu of cash. In order to accommodate this policy, the number of shares issuable under the Stock Plan must be increased. If the Stock Plan is not amended then the Company will have to resume the payment of directors' fees in cash. The aggregate value of the directors' fees was not altered under this policy and the amount of directors' fees ($15,000 annual retainer) has remained unchanged since the Company's initial public offering in 1994.

         The Stock Plan provides for (i) the automatic grant to each non-employee director of a non-qualified stock option having an exercise price equal to the fair market value on the date of grant for 2,500 shares of Common Stock upon the initial election or appointment of a new non-employee director and thereafter for 1,000 shares of Common Stock annually at the date of the Annual Meeting, except that no more than one stock option award will be granted to each non-employee director in a given calendar year, and (ii) the right of non-employee directors to defer receipt of fees in cash, and receive instead the right to delivery at a specified future date of that number of shares of Common Stock having a value at the time of deferral equal to the amount of cash deferred.

         A non-employee director is a person who, on an option grant date, is not and has not been during the preceding three months an employee of the Company or any parent or subsidiary of the Company. Currently, six directors qualify as non-employee directors under the Stock Plan.

         Stock options granted under the Stock Plan are non-qualified stock options having an exercise price equal to 100% of the fair market value of the Common Stock at the date of grant. Directors are not required to pay any cash consideration at the time of the grant of the option. A director may pay the exercise price of an option in cash or by surrendering previously acquired shares of Common Stock. On March 19, 2001, the reported closing price of the Common Stock on the Nasdaq National Market System was $5.00 per share.

         Each option will become exercisable as to 25% of the shares subject to the option in cumulative installments on the first, second, third and fourth anniversaries of the date of grant and will thereafter remain exercisable until the option expires. Options granted under the Stock Plan expire at the earlier of ten years after the date of grant, 36 months after the optionee ceases to serve as a director due to death, disability, or retirement at or after age 65, or 12 months after the optionee ceases to serve as a director of the Company for any other reason. If a director ceases to serve as such for any reason other than death, disability or retirement at or after age 65, the option may be exercised only if it was exercisable at the date of such cessation of service. A director will not be treated as having ceased to serve as such if he or she continues as an employee of the Company or any subsidiary. Options are not transferable by the optionee otherwise than by will or by the laws of descent and distribution or to a designated beneficiary in the event of death, and are exercisable during the director's lifetime only by the director.

         A director may specify a beneficiary to receive the deferred amounts in the event of the director's death. Any deferral election will be deemed to be continuing and therefore applicable to subsequent plan years unless the director revokes or changes such election by submitting a new election form.

         After the amendment, a total of 250,000 shares of Common Stock will be reserved and available for issuance and delivery under the Stock Plan. Such shares may be authorized and unissued shares or treasury shares. If any option expires or terminates without having been exercised in full, the unpurchased option shares will again be available for option grants under the Stock Plan. The number and kind of shares issuable under the Stock Plan will be appropriately adjusted by the Board in the event of a recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, liquidation, dissolution, certain extraordinary dividends, or other similar corporate transaction or event in order to prevent dilution or enlargement of directors' rights under the Stock Plan.

         The Stock Plan will continue to be administered by the Board of Directors, provided that any action by the Board shall be taken only if approved by a vote of a majority of the directors who are not then eligible to participate in the Stock Plan. The Stock Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless such approval is required by law or regulation or under the rules of any automated quotation system (such as The Nasdaq National Market System) or stock exchange on which the Common Stock is then quoted or listed. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Stock Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of optionees on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.

         Unless earlier terminated by the Board, the Stock Plan will terminate when no shares remain available for future option grants and no previously granted options remain outstanding.

         Subject to change due to retirement, the six non-employee directors will receive options for an aggregate of 6,000 shares of Common Stock during the upcoming fiscal year and the non-employee directors will continue to receive all directors' fees in shares of Common Stock in lieu of cash. In fiscal year 2000, the non-employee directors received approximately 27,133 shares of Common Stock in lieu of cash fees.

         Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to options that may be granted under the Stock Plan. This discussion is not intended as tax guidance to optionees. The grant of an option will create no tax consequences for the optionee or the Company. Upon exercise of an option, the optionee must generally recognize ordinary income equal to the fair market value of the common stock acquired on the date of exercise minus the exercise price, and the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the optionee in the year so recognized. A disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price of the participant's tax basis (i.e., the exercise price plus the amount recognized as ordinary income) in such shares. Generally, there will be no tax consequences to the Company in connection with a disposition of option shares. With respect to the fee deferral program, a Director who so elects will generally not be taxed upon such fees in the year earned and will be taxable on the fair market value of the shares taken in lieu of fees in the year transferred or made available, at which time the Company will be entitled to a deduction in like amount.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE DIRECTORS' STOCK PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS A STOCKHOLDER SPECIFIES A CONTRARY CHOICE IN HIS OR HER PROXY.


ITEM 3 -- RETENTION OR TERMINATION OF RIGHTS AGREEMENT

         At the last annual meeting of stockholders, held on April 13, 2000, a stockholder of the Company introduced a resolution that the Board of Directors revoke the Rights Agreement, dated July 1, 1994, and all amendments thereto. The proposal was ratified by a vote of 3,402,524 "for," 1,236,620 "against," 57,407 "abstain," and 2,832,854 non-votes. Although the Board of Directors was not bound by the stockholders' vote on this matter, the Board took the stockholders' decision into consideration when reevaluating the Rights Agreement. The Board believes it is in the best interests of the Company to grant the stockholders the opportunity to have a binding vote on the retention of the Rights Agreement. If the stockholders vote against this proposal, the Rights Agreement will be terminated by the Board of Directors as of December 31, 2001. Accordingly, a vote "FOR" this proposal is a vote to retain the Rights Agreement, a vote "AGAINST" this proposal is a vote to terminate the Rights Agreement, and abstentions and shares represented by proxy for which no vote is indicated will not be taken into account for purposes of this matter.

         The Rights Agreement was created to provide your Board with the ability to take steps to protect and maximize the value of stockholders' investments in the Company in the event that an unsolicited attempt is made to acquire the Company. The Rights Agreement was designed to encourage any potential acquiror of the Company to negotiate directly with the Board. Proponents of rights agreements believe that they preserve and maximize the company's value for all stockholders by allowing the Board to negotiate from a position of strength. However, opponents to rights agreements maintain that they discourage potential acquisitions. In addition, opponents believe that rights agreements may be used to entrench management.

         THE BOARD OF DIRECTORS HAS DETERMINED THAT IT WILL NOT MAKE A RECOMMENDATION TO THE COMPANY'S STOCKHOLDERS REGARDING WHETHER TO VOTE FOR OR AGAINST THE RETENTION OF THE RIGHTS AGREEMENT.

ITEM 4 -- RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending August 31, 2001. Although the Bylaws of the Company do not require the submission of the selection of independent public accountants to the stockholders for approval, the Board of Directors believes it is appropriate to give stockholders the opportunity to ratify the decision of the Board of Directors. The Board of Directors will not be bound by the stockholders' vote at the Annual Meeting but will take into account the stockholders' decision.

         The following table sets forth the aggregate fees billed to the Company for the fiscal year ended August 31, 2000 by the Company's principal accounting firm, Arthur Andersen LLP:

         Audit Fees.............................................................    $   167,000
         Financial Information Systems Design and Implementation Fees...........         20,000
         All Other Fees.........................................................        188,000 (a) (b)
                                                                                    -----------
                                                                                    $   375,000

______________

(a)      Includes fees for tax consulting and other non-audit services.
(b) The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement should they desire to do so and will also be available to respond to appropriate questions from stockholders.

         Ratification of the selection of the independent public accountants will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE COMPANY'S FISCAL YEAR ENDING AUGUST 31, 2001.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in the Company's Common Stock and other equity securities. In addition, under Section 16(a), a director, executive officer or 10% stockholder who is a trustee and has a pecuniary interest (such interest includes situations where a member of the trustee's immediate family is a beneficiary of the trust) in any holding or transaction in the Company's securities held by the trust, must report the holding or transaction on the trustee's individual form. Securities and Exchange Commission regulations require directors, executive officers, greater than 10% stockholders and reporting trusts to furnish the Company with copies of all Section 16(a) reports they file.

         Except as described below, to the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 31, 2000, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% stockholders were met. Reports on Form 5 were not timely filed on behalf of each of Andrew N. Baur, Linda L. Griggs, W. James Host, Michael McDonnell, Robert S. Prather, Jr. and William C. Robinson, directors of the Company, due to substantial changes at the end of the Company's fiscal year in the Company's accounting and finance functions, including the resignation of the Company's Chief Financial Officer on September 20, 2000. These Forms were filed on November 15, 2000.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Any stockholder proposal submitted to the Company pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy statement and proxy relating to the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than December __, 2001 provided that if the date of the annual meeting is to be held before April 15, 2002, or after June 14, 2002, such notice must be received at a reasonable time before the Company begins to print and mail its proxy materials. Any stockholder intending to nominate an individual for election to the Board of Directors at the Company's 2002 Annual Meeting of Stockholders must provide written notice to the Company not later than March 16, 2002 provided that if the date of the next annual meeting is advanced to a date earlier than April 15, 2002, or delayed to a date after July 14, 2002, such written notice must be delivered to the Company not later than the close of business on the later of (a) 60 days prior to such annual meeting, or (b) the tenth day following the first public announcement of the date of such annual meeting. If the Company does not receive notice of any other non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2002 by March 16, 2002, the proxy holders will retain discretionary authority to vote proxies on such matters if they are raised at the 2002 Annual Meeting of Stockholders. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission and the provisions of the Company's bylaws. A copy of the Company's bylaws may be obtained upon a written request submitted to the Company's Secretary at the address, below. Stockholder proposals should be directed to:

                                 HOWARD B. KEENE
                                    SECRETARY
                      RAWLINGS SPORTING GOODS COMPANY, INC.
                              1859 INTERTECH DRIVE
                             FENTON, MISSOURI 63026


                                  OTHER MATTERS

         The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.

         To the extent that information contained in this Proxy Statement is peculiarly within the knowledge of persons other than the management of the Company, it has relied on such persons for the accuracy and completeness thereof.

         YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY TO MAKE CERTAIN YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING. FOR YOUR CONVENIENCE, A RETURN ENVELOPE IS ENCLOSED REQUIRING NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors


                                               Howard B. Keene
                                                  Secretary




Dated:  April __, 2001.

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER


         The Board of Directors of Rawlings Sporting Goods Company, Inc. (the "Company") hereby adopts this Charter to govern the composition of its Audit Committee (the "Committee") and the scope of the Committee's duties and responsibilities, and to set forth specific actions the Board of Directors expects the Committee to undertake to fulfill those duties and responsibilities.

I.       STATEMENT OF PURPOSE

         The Committee will assist the Board of Directors in overseeing and monitoring the Company's financial reporting process. The duties of the Committee are ones of guidance and oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The primary responsibility for the Company's financial statements and internal controls rests with the Company's management. Similarly, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or to monitor the Company's legal compliance programs. The primary responsibility for these matters also rests with the Company's management. The Board of Directors also recognizes that the Committee necessarily will rely on the advice and information it receives from the Company's management and from the Company's independent auditors. Recognizing these inherent limitations on the scope of the Committee's review, however, the Board does expect the Committee to exercise independent judgment in assessing the quality of the Company's financial reporting process and its internal controls. The Board also expects that the Committee will maintain free and open communication with the other directors, the Company's independent auditors and the financial management of the Company.

II.      COMPOSITION OF THE AUDIT COMMITTEE

         The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors, and each of them shall, in the judgment of the Board, be independent of management, as that term is defined by Rule 4200 of the Nasdaq National Market Rules, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director; provided, that one member who is not independent, as so defined, and is not a current employee of the Company or an immediate family member of an employee, may be appointed to the Committee if the Board determines that membership on the Committee by the individual is in the best interests of the Company and its stockholders.

         Each member of the Committee shall, in the judgment of the Board, be able to read and understand fundamental financial statements, or shall undertake to become able to do so within a reasonable period of time after his or her appointment to the Committee. In addition, the Committee shall include at least one person who, in the judgment of the Board, has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

III.     MEETINGS

         The Committee shall meet at least annually, or more frequently as the Committee may from time to time determine to be appropriate. The annual meeting shall include a separate executive session with the Company's Chief Financial Officer and independent auditors. Unless the Board has previously designated the Chair, the members of the Committee may designate a Chair by majority vote.

         At the invitation of the Audit Committee Chairman, the meetings will be attended by the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, representatives from the independent audit firm, and other persons as are appropriate to matters under consideration.

         The Committee Chairman, or a designee, will present an oral report of any Audit Committee meetings and other proceedings at Board meetings.

IV.      DUTIES AND RESPONSIBILITY OF THE AUDIT COMMITTEE

         The duties and responsibilities of the Committee shall include the following.

         A.       Independent Auditors

                  1. Receive the written disclosures and letter from the Company's independent auditors contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and discuss with the auditors any issues required to be discussed regarding their objectivity and independence.

                  2. Annually evaluate the qualifications and prior performance of the Company's current independent auditors, who shall be ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's stockholders. Based on the representations regarding independence and the results of such evaluation, determine whether to recommend to the Board of Directors that the independent auditors be reappointed or replaced. If a determination is made to recommend that the current independent auditors be replaced, recommend to the Board of Directors such replacement.

                  3. Meet with the independent auditors and financial management of the Company in advance of the annual audit to review its proposed scope, the proposed scope of the quarterly reviews, and the procedures to be followed in conducting the audit and the reviews.

                  4. Review with the independent auditors any matters they are required to discuss with the Audit Committee by Statement of Auditing Standards No. 61, as modified or supplemented.

                  5. Review and discuss the Company's financial statements proposed to be included in the Company's Annual Report on Form 10-K with the Company's financial management and independent auditors.

                  6. Be available, or, at least, be sure the Chairman of the Audit Committee is available, to discuss with the independent auditors any significant events, transactions, and changes in accounting estimates that the independent auditors identified in performing the quarterly review before the Company files its Form 10-Q or -QSB.

                  7. Discuss with the Company's independent auditors the adequacy and effectiveness of the Company's internal financial controls.


         B.       Management

                  1. Ensure that arrangements with the independent auditor for the current audit include a requirement for the review of interim financial statements.

                  2. Authorize and oversee investigations deemed appropriate by the Committee into any matters within the Committee's scope of responsibility as described in this Charter or as may be subsequently delegated to the Committee by the Board of Directors, with the power to retain independent counsel, accountants and other advisors and experts to assist the Committee if deemed appropriate.

                  3. Prepare the Committee report required by SEC rules for inclusion in the annual proxy.

                  4. Review this Charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate.

         C.       Other Matters

                  1. Report actions of the Committee periodically to the Board of Directors together with such recommendations for action by the Board of Directors as the Committee deems appropriate.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      PROXY
                     2001 ANNUAL MEETING OF STOCKHOLDERS OF
                      RAWLINGS SPORTING GOODS COMPANY, INC.

         The undersigned hereby appoints Stephen M. O'Hara and Howard B. Keene, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Rawlings Sporting Goods Company, Inc. (the "Company") to be held at Maritz, Inc., 1355 N. Highway Drive, Fenton, Missouri 63099, on Thursday, May 15, 2001, commencing at 9:00 a.m., local time, and at all adjournments thereof, and to vote all shares of capital stock of the Company which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Stockholders and
Proxy Statement, dated April   , 2001:

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 4.

ITEM 1: Election of three Directors for a class of Directors to serve until the annual meeting following the Company's fiscal year ending August 31, 2002.

          [ ] FOR the nominees listed below:             [ ] WITHHOLD AUTHORITY to
              NOMINEES:  Andrew N. Baur                      vote for those nominees listed below:
                         Stephen M. O'Hara
                         Robert S. Prather, Jr.              ------------------------------------

ITEM 2: Proposal to approve an amendment to the Company's 1994 Non-Employee Directors' Stock Plan, to increase the total number of shares of the Company's common stock available for issuance thereunder from 50,000 to 250,000.

          [ ]  FOR                   [ ] AGAINST                    [ ] ABSTAIN

ITEM 3:  Proposal to retain or terminate the Rights Agreement, dated July 1,
         1994.

          [ ] FOR RETENTION          [ ] AGAINST RETENTION           [ ] ABSTAIN

ITEM 4: Proposal to ratify the selection of the accounting firm of Arthur Andersen LLP as independent public accountants of the Company for the Company's fiscal year ending August 31, 2001.

          [ ]  FOR                   [ ] AGAINST                    [ ] ABSTAIN

         In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 and 4.

Dated:                     , 2001
      ---------------------


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature (if held jointly)

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED POSTAGE PREPAID ENVELOPE